UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2015 (April 24, 2015)

Rockdale Resources Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 400, Houston TX	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER INFORMATION.

On April 24, 2015, Rockdale Resources Corporation (the “Company”) issued a press release announcing its entry into a letter of intent with SUDS Properties, LLC. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release dated April 24, 2015

Participants in Solicitation

Rockdale Resources Corporation and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed acquisition of working interests from SUDS Properties, LLC.  Information regarding Rockdale Resources Corporation’s directors and executive officers is available in Rockdale Resources Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014, and Rockdale Resources Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 when it is filed. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC by in connection with the proposed acquisition of working interests and in other relevant documents filed by Rockdale Resources Corporation with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockdale Resources Corporation

/s/ Zel C. Khan
Zel C. Khan Chief Executive Officer

Date: April 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 24, 2015